Exhibit 3.1.2
Be it Known That whereas L. Cushing Goodhue, Richard M. Nichols and Leonard Wheeler, Jr. have associated themselves with the intention of forming a corporation under the name of Eastman Gelatine Corporation, for the purpose of the following:— To carry on a general merchandising, mercantile, commission, trading and/or manufacturing business and any one or more or all of them in any or all of its or their branches and without limiting its said general powers; to buy, sell, import, export, demonstrate, manufacture, process, prepare for market, market, store advertise and/or otherwise deal in and with gelatines, acidulated bones, prepared phosphates, chemical compounds, glue, hair, hides, skins, leather, fertilizers, greases, oils extracts for tanning, cleaning, dyeing and other purposes and any and all other things capable of being dealt with in connection therewith; to acquire by purchase, lease or otherwise and to construct, hold, improve, operate, lease, mortgage and sell lands, manufacturing plants, workrooms, shops, salesrooms, warehouses, offices, stores and any other structures in any part of the United States or elsewhere incidental to the purposes of the corporation and to acquire by purchase or otherwise, hold, pledge, sell, or otherwise dispose of and deal in and with all kinds of personal property of every nature and description; to acquire all or part of the property and assets of any person, firm, corporation or association carrying on any business similar or incidental to or capable of being carried on in connection with any business which this corporation is authorized to carry on and to assume all the liabilities of such corporation, person, firm or association and to take over and proceed to conduct or liquidate any business or property so acquired; to purchase, acquire and hold for investment or otherwise use, sell, assign, transfer or otherwise dispose of and to guarantee any shares of stock, bonds, securities or other obligations of any other corporation or association of this or any other state, territory or country and to aid in any manner any such corporation or association of which shares of stock, bonds, or other obligations are held or in any manner guaranteed by this corporation, and to do any other act or thin permitted by law for the preservation, protection, improvements or enhancement of the value of such shares of stock, bonds, securities or other obligations, and, while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon, and to acquire, hold and dispose of its own shares of stock of any class; to own, acquire, buy or sell inventions, patents and patent applications of the United States and foreign countries, patent rights, privileges, and improvements, processes, secrets and trade-marks and to acquire or grant rights and licenses thereunder; to borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds when and as the same may be convenient for the accomplishment of the purposes of the company or any of them; and if deemed advisable to secure the same by mortgage or deed of trust or pledge of any or all of the property or franchises of the corporation; to carry on any business in any state or territory of the United States or in any foreign country or place which may in the discretion of the board of directors seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the company’s property or rights and the do any and all of the above things or any part thereof as principals, agents, contractors or otherwise and by or through agents or other wise and either alone or in conjunction with others, and generally to attain and further any of the purposes herein set forth; to make, guarantee (so far as may be permitted to corporations organized under the laws of The Commonwealth of Massachusetts) and perform any contracts of any kind and description, and to do any and all other acts and things and exercise any and all other powers which a copartnership or natural person could do and exercise, and which now or hereafter may be authorized by law. The foregoing clauses shall be construed as both purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the corporation. The corporation shall not carry on any business, or exercise any powers, in any state, territory, or country which a similar corporation organized under the laws of such state, territory, or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such state, territory, or country; with an authorized capital stock of three million dollars, common stock. Par value, one hundred dollars. The amount of capital stock now to be issued is three shares, to be paid for as follows:- In Cash: in full, three shares; and have complied with the provisions of the Statutes of this Commonwealth in such case made and provided, as appears from the Articles of Organization of said corporation, duly approved by the Commissioner of Corporations and Taxation and recorded in this office: now, therefore, I, Frederic W. Cook, Secretary of The Commonwealth of Massachusetts, Do hereby Certify that said L. Cushing Goodhue, Richard M. Nichols and Leonard Wheeler, Jr., their associates and successors, are legally organized and established as, and are hereby made, an existing corporation under the name of Eastman Gelatine Corporation, with the powers, rights and privileges and subject to the limitations, duties and restrictions, which by law appertain thereto. Witness my official signature hereunto subscribed, and the Great Seal of The Commonwealth of Massachusetts hereunto affixed, this nineteenth day of August in the year of our Lord one thousand nine hundred and thirty. Secretary of the Commonwealth.

First names Should Written in Full Initials and abbreviations are not sufficient The Commonwealth of Massachusetts DEPARTMENT OF CORPORATIONS AND TAXATIION We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of chapter 156 of the General Laws as amended. The name by which the corporation shall be known is EASTMAN GELATINE CORPORATION The location of the principal office of the corporation in Massachusetts is the City of Peabody and outside Massachusetts None. IMPORTANT Give the business address of this corporation: Peabody, Massachusetts. (Street and number. If office building, give room number, City or town.) If such business address is not yet determined give the name and business address of the treasurer or officer responsible for receipt of mail. (Name and complete business address as described above.) The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:–

And/or manufacturing business and any one or more or more or all of them in any or all of its or their branches and without limiting its said general powers; to buy, sell, import, export, demonstrate, manufacture, process, prepare for market, market, store, advertise and/or otherwise deal in and with hair, hides, skins, leather, fertilizers, greases, oils, extracts for tanning, cleaning, dyeing and other purposes and any and all other purposes and any and all other things capable of being dealt with in connection therewith; to acquire by purchase, lease or otherwise and to construct, hold, improve, operate, lease, mortgage and sell lands, manufacturing plants, work-rooms, shops, salesroom, warehouses, offices, stores and any other structures in any part of the United States or elsewhere incidental to the purposes of the corporation and to acquire by purchase or otherwise, hold, pledge, sell, or otherwise dispose of and deal in and with all kinds of the personal property of every nature and description; to acquire all or part of the property and assets of any person, firm, corporation or association carrying on any business similar or incidental to or capable of being carried on in connection with any business which this corporation is authorized to carry on and to assume all the liabilities of such corporation, person, firm or association and to take over and proceed to conduct or liquidate any business or property so acquired; to purchase, acquire and hold for investment or otherwise use, sell, assign, transfer or otherwise dispose of and to guarantee any shares of stock, bonds, securities or other obligations of any other corporation or association of this or any other state, territory or country and to aid in any manner any such corporation or association of which shares of stock, bonds, or other obligations are held or in any manner guaranteed by this corporation, and to do any other act or thing permitted by law for the preservation, protection, improvements or enhancement of the value of such shares of stock, bonds securities or other obligations, and, while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to acquire, hold and dispose of its own shares of stock of any class; to own, acquire, buy or sell inventions, patents and patent applications of the United States and foreign countries, patent rights, privileges, and improvements, processes, secrets and trade marks and to acquire or grant rights and licenses thereunder; to borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds when and as the same may be convenient for the accomplishment of the purposes of the company or any of them; and if deemed advisable to secure the same by mortgage or deed of trust or pledge of any or all of the property or franchises of the corporation.; to carry on any business in ay state or territory of the United States or in any foreign country or place which may in the discretion of the Board of Directors seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the company’s property or rights and to do any and all of the above things or any part thereof as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others, and generally to attain and further any of the purposes herein set forth; to make, guarantee (so far as may be permitted to corporations organized under the laws of the commonwealth of Massachusetts ) and perform any contracts of any kind and description, and to do any and all other acts and things and exercise any and all other powers which a copartnership or natural person could do and exercise, and which now or hereafter may be authorized by law. The foregoing clauses shall be con strued as both purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the corporation. The corporation shall not carry on any business, or exercise any powers, in any state, territory, or country which a similar corporation organized under the laws of such state, territory, or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such state, territory, or country.

The Commonwealth of Massachusetts DEPARTMENT OF CORPORATIONS AND TAXATION We, L. Cushing Goodhue, Richard M. Nichols, Leonard Wheeler, Jr. being a majority of the directors of the EASTMAN GELATINE CORPORATION elected at its first meeting in compliance with the requirements of section 10 of chapter 156 of the General Laws, do hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:— We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of chapter 156 of the General Laws as amended. The name by which the corporation shall be known is EASTMAN GELATINE CORPORATION The location of the principal office of the corporation in Massachusetts is the City of Peabody and outside Massachusetts None IMPORTANT Give the business address of this corporation Peabody, Massachusetts (Street and number. If office building, give room number. City or town.) If such business address is not yet determined give the name and business address of the treasurer or officer responsible for receipt of mail. (Name and complete business address as described above.) The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:–

To carry on a general merchandising, mercantile, commission, trading and/or manufacturing business and any one or more or all of them in any or all of its or their branches and without limiting its said general powers; to buy, sell, import, export, demonstrate, manufacture, process, prepare for market, market, store, advertise and/or otherwise deal in and with gelatines, acidulated bones, prepared phosphates, chemical compounds, glue, hair, hides, skins, leather, fertilizers, greases, oils, extracts for tanning, cleaning, dyeing and other purposes and any and all other things capable of being dealt with in connection therewith; to acquire by purchase, lease or otherwise and to construct, hold, improve, operate, lease, mortgage and sell lands, manufacturing plants, workrooms, shops, salesrooms, warehouses, offices, stores and any other structures in any part of the United States or elsewhere incidental to the purposes of the corporation and to acquire by purchase or otherwise, hold, pledge, sell, or otherwise dispose of and deal in and with all kinds of personal property of every nature and description; to acquire all or part of the property and assets of any person, firm, corporation or association carrying on any business similar or incidental to or capable of being carried on in connection with any business which this corporation is authorized to carry on and to assume all the liabilities of such corporation, person, firm or association and to take over and proceed to conduct or liquidate any business or property so acquired; to purchase, acquire and hold for investment or otherwise use, sell, assign, transfer or otherwise dispose of and to guarantee any shares of stock, bonds, securities or other obligations of any other corporation or association of this or any other state, territory or country and to aid in any manner any such corporation or association of which shares of stock, bonds, or other obligations are held or in any manner guaranteed by this corporation, and to do any other act or thing permitted by law for the preservation, protection, improvements or enhancement of the value of such shares of stock, bonds, securities or other obligations, and, while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to acquire, hold and dispose of its own shares of stock of any class; to own, acquire, buy or sell inventions, patents and patent applications of the United States and foreign countries, patent rights, privileges, and improvements, processes, secrets and trade marks and to acquire or grant rights and licenses thereunder; to borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds when and as the same may be convenient for the accomplishment of the purposes of the company or any of them; and if deemed advisable to secure the same by mortgage or deed of trust or pledge of any or all of the property or franchises of the corporation; to carry on any business in any state or territory of the United States or in any foreign country or place which may in the discretion of the Board of Directors seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the company’s property or rights and to do any and all of the above things or any part thereof as principals, agents, contractors or otherwise and by or any part thereof as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others, and generally to attain and further any of the purposes herein set forth; to make, guarantee (so far as may be permitted to corporations organized under the laws of the Commonwealth of Massachusetts) and perform any contracts of any kind and description, and to do any and all other acts and things and exercis e any and all other powers which a copartnership or natural person could do and exercise, and which now or hereafter may be authorized by law. The foregoing clauses shall be construed as both purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the corporation. The corporation shall not carry on any business, or exercise any powers, in any state, Territory or country which a similar corporation organized under the laws of such state, territory, or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such state, territory, or country.

The total authorized capital stock with par value is No dollars, Preferred 3,000,000 dollars, Common Preferred None The number of shares without par value is Common None Preferred No dollars The par value of its shares is Common 100 dollars Preferred None The number of its shares with par value is Common 30,000 (Note — State the restrictions, if any, imposed upon the transfer of shares; and, if there are to be two or more classes of stock, a description of the different classes and a statement of the terms on which they are to be created and the method of voting thereon.) (Note —State any other provisions not inconsistent with law for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders.)

First Names Should be Written in Full Initials and abbreviations are not sufficient (If seven days’ notice is given, use the following form.) The first meeting shall be called by of (If notice is waived, use the following form.) We hereby waive all requirements of the general laws of Massachusetts for notice of the first meeting for organization, and appoint the 19th day of August, 1930, at Five o’clock P.M., at 84 State Street, Top Floor, Boston, Mass. as the time and place for holding said first meeting. The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:— City or Town of Amount Subscribed For Name Residence Preferred Common L. Cushing Goodhue, Boston, Massachusetts, No 1 Richard M. Nichols, Cambridge, Massachusetts, No 1 Leonard Wheeler, Jr., Cambridge , Massachusetts, No 1 In Witness Whereof, we have hereto set our hands, this 19th day of August in the year nineteen hundred and thirty. L. Cushing Goodhue Richard M. Nichols Leonard Wheeler, Jr.

That the first meeting of the subscribers to said agreement was held on the 19th day of August in the year nineteen hundred and thirty. That the amount of capital stock now to be issued is no shares of preferred stock, 3 shares of common stock, to be paid for as follows:— SHARES PREFERRED SHARES COMMON In Cash: In full None 3 By instalments Amount of instalments to be paid before commencing business In Property: Real estate: Location Area Personal Property: Machinery Merchandise Bills receivable Stocks and securities Patent rights Trade marks Copyrights Good will * Services * Expenses * State clearly the nature of such services or expenses and the amount of stock to be issued therefor. * Services must have been rendered and expenses incurred before stock is issued therefor.

The name, residence and post-office address of each of the officers are as follows:— City or Town of [Business] Name of Office Name Residence Post-Office Address President, L. Cushing Goodhue, Boston, Massachusetts, 389 Beacon St. Treasurer, Richard M. Nichols, Cambridge, Massachusetts, 472 Broadway Clerk, Leonard Wheeler, Jr., Cambridge, Massachusetts, 22 Chauncy St Directors, L, Cushing Goodhue Richard M. Nichols Leonard Wheeler, Jr. In witness WHEREOF AND UNDER THE PENALTIES OP PERJURY, we have hereto signed our names, this 19th day of august in the year 1930. Richard M. Nichols Leonard Wheeler, Jr., L. Cushing Goodhue

STAMP] Eastman Gelatine Corporation [ILLEGIBLE] Articles of Organization General Laws, Chap. 156, Sect. 10 Filed in the office of the Secretary of the Commonwealth, and Certificate of Incorporation issued. Aug. 19, 1930 I hereby certify that it appears, upon an examination of the written articles of organization, the agreement of association, the by-laws and the records of the incorporators duly submitted to me, that the requirements of chapter one hundred and fifty-six of the General Laws as amended, relating to the organization of corporations have been complied with, and I hereby approve said articles this 11th day of August -A.D. 1930 /s/ [ILLEGIBLE] Commissioner of Corporations and Taxation Charter to be sent to Fee1/20 of one per cent of authorized capital with par value, and one cent a share for all authorized shares without par value, but not less than $50. –Gen. Laws, Chap. 156, Sect. 53.